EXHIBIT 10.5

Acquisition Contract for the CARTIS Patent and CARTIS Trademark


This agreement is between

Herve Gallion, representing himself, born on January 11, 1944 in Lyon (France), of French nationality, residing at Old Moke Road, Bell Village, Island of Mauritius

                    Herein after named Herve Gallion

And

The company CARTIS International, Ltd. with it's office at the Jamalacs building, Vieux Conseil Avenue, Port-Louis, Island of Mauritius, represented by Mr. Cyril Heitzler

                    Herein after named Cartis International, Ltd.


It has been established that:


On October 15, 1998 a contract between Herve Gallion, acting on his own behalf, and Cartis International, Ltd., represented by Mr. Cyril Heitzler with power of attorney in this matter, was signed. The objective of this contract was the termination of the exclusive rights to the CARTIS trademark. In accordance with the terms of article 11 of the fore mentioned contract, Herve Gallion and Cartis International Ltd. have unanimously decided on February 9, 2000 to render the contract of October 15, 1998 null and void. This cancellation act constitutes the annex 1 of this agreement.

On October 15, 1998 a contract between Herve Gallion, acting on his own behalf, and CEFCA, represented by it's General Manager Mr. Cyril Heitzler with power of attorney in this matter, was signed. The objective of this contract was the termination of the patent assignment and the transfer of technology. This contract referred to the patent applications No: 0934/97 case 1 and No: 2242/97 case 2 , filed with the Swiss Institute of Industrial Property under the PCT act, number 98/00610 case 1 and case 2 by Mr. Herve Gallion, claiming a technology of active carbon and silver for the bactericidal treatment of fluids.

In accordance with the terms of article 11 of the above-mentioned contract, Herve Gallion and CEFCA have decided by agreement signed on February 19, 2000 to definitely and irrevocably cancel the contract of October 15, 1998. This contract constitutes annex 2 of this agreement.

Having established this, it has been agreed as follows:

1. Herve Gallion, acting on his own behalf and being the owner of the patent applications No: 0934/97 case 1 and No: 2242/97 case 2 filed with the Swiss Institute of Industrial Property under the PCT act, number 98/00610 case 1 and case 2 by Mr. Herve Gallion, claiming a technology of active carbon and silver for the bactericidal treatment of fluids.



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The patent  applications  as well as its extensions  constitute  annex 3 of this agreement.


2. Herve Gallion is the exclusive owner of the CARTIS trademark, registered under the trademark application:

          Reference A 42 Folio 82 No. 163 for the trademark "CARTIS" and A 42 Folio 82 No. 162 for the trademark "CARTIS PWS" filed for the Island of Mauritius with the Ministry of Commerce and Industry

          Reference No: 98/12NL dated March 20, 1998 with the National Institute for Industrial Property (INPI) in France.


The trademark application constitutes annex 4 of this agreement.



3. Being the sole owner of the patents and the trademark as listed and described herein, Herve Gallion has decided to transfer to Cartis, Inc. the ownership of the patents and the trademark. This transfer has taken place in conjunction with a reorganization and valuation of Cartis, Inc.


4. Cartis Inc. is therefore owner to the direct and indirect rights of the above-mentioned patent. The indirect rights herein referred to include all improvements, modifications and extensions of the patent. In addition, all new patents deriving directly or indirectly from the invention described in the above-mentioned patent are equally part of this agreement.


5. Cartis Inc. hereby becomes the owner of the CARTIS trademark and all rights derived thereof.


6. From this day on, Cartis Inc. is committed to take over all existing and future costs in connection with the protection and extension of the above mentioned patent. Cartis Inc. also commits to pay any and all costs in order to protect the patents and their extensions. Moreover, Cartis undertakes to use all means to ensure protection of the aforementioned patents.


7. Cartis Inc. commits to communicate to Herve Gallion all information pertaining to the improvements or extensions of the Patent.


8. For all improvements, extensions or new patent applications, Cartis Inc. agrees that only the name Herve Gallion be mentioned, except in case of different instructions given directly by Mr. Gallion and accepted by Cartis, Inc.



9. Cartis Inc. commits to pay all fees in connection with the protection of the CARTIS trademark from this day on.


10. In exchange for the rights and ownership provided by Mr. Gallion, he will collect compensation as outlined in the subsequent paragraphs.


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11. Cartis, Inc. hereby commits to pay to Herve Gallion a royalty of 5% on sales before tax, pertaining to the exploitation of the aforementioned patents and all, their extensions.


12. The terms and conditions of the royalty payment are defined in the subsequent paragraphs. Cartis Inc. commits to keep precise accounting of sales derived from the exploitations of the patents and all their extensions. Such accounting will be given to Mr. Gallion at the end of each calendar quarter, without special request on his part, or within 8 days of a written request.

The royalty is assessed on the pre-tax sales underlying the entirety of the process to make the device as described in Article 1.

The royalty rate is 5% of sales as aforementioned described, with a price revision as early as the second year of operations. The royalties will be paid within 30 days following the end of each calendar month.

The calculation of royalties under this agreement will start at the end of the first quarter in 2001, for the period starting January 1, 2001.

A recap will be addressed to Mr. Gallion with all details regarding quantity, price etc.

In case of non-payment in time, the default rate will be the statutory rate. After 2 months, the statutory rate will be increased by 2%.


13. The royalty is applicable until the patents expire, or when all extensions or new patents derived from the original patent expire.


14. Any change to the current agreement has to be in writing.


15. Applicable law: Florida.


16. Cartis, inc. commits to register this agreement within 12 monts from the signature of this agreement.

Palm Beach, February 19, 2000
                                             CARTIS International, Ltd.
/s/  Herve Gallion                           /s/  Cyril Heitzler